Contacts: Lisa Savino, Investor Relations	Bob Gordon, Public Relations
631-342-2788	631-342-2391
lisa.savino@ca.com	bobg@ca.com

COMPUTER ASSOCIATES AMENDS SHAREHOLDER RIGHTS AGREEMENT

ISLANDIA, N.Y., November 9, 2001 -- Computer Associates International, Inc. (NYSE: CA) today announced that it has amended its Shareholder Rights Agreement to advance the expiration date from May 23, 2011 to November 30, 2006, shortening the term by nearly five years. A copy of the amendment will be filed shortly with the Securities and Exchange Commission.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers the software that manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com.

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© 2001 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.